Exhibit 99.1

The 11th Annual Burkenroad Reports Investment Conference April 27, 2007

Safe Harbor Act Our Presentation includes, and our response to various questions may include, forward-looking statements about the Company’s revenues and earnings and about our future plans and objectives. Any such statements are subject to risks and uncertainties that could cause the actual results and the implementation of the Company’s plans and operations to vary materially. These risks are discussed in the Company’s filings with the S.E.C. Reddy Ice Holdings, Inc. Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Bill Brick Chief Executive Officer Business Overview and Investment Highlights

Business Overview Largest manufacturer and distributor of packaged ice in the US $357.6 million of pro forma revenues and $90.3 million of pro forma Adjusted EBITDA as of 3/31/07(1) 80% of revenues are in states where we are the market leader Industry consolidator 17 Ice acquisitions post–IPO Our strategy includes pursuing strategic “add-on” acquisitions in the Ice industry Leading market position Largest company in the industry Industry leader throughout the attractive Sun Belt market Region served has warm weather, extended peak selling season and favorable population growth patterns Competes on the basis of high service level and product quality High barriers to entry and low competition Note: PNG images have dotted edges, but display fine in SlideShow Mode - justin kawashima (1) Reference Form 8-K dated April 25, 2007 for reconciliation of pro forma Adjusted EBITDA to Net Income.

Supermarkets and Mass Merchants 45% Gas Stations/Convenience Stores 28% Independent Distributors 13% Other 14% Broad and Diversified Distribution Mix Diversified Distribution Channels (% of packaged ice tons sold) Distribution Methods (% of packaged ice tons sold)(1) DSD/Pallet Delivery 48% Ice Factory 9% Note: Based on 2006 results (1) Management estimates. 3rd Party Distribution 30% Warehouse Delivery 13%

Reddy Ice has significant scale and distribution advantages over its competitors. Strategic Multi-State Presence and Infrastructure in Attractive and Growing Ice Markets Arctic Glacier Rev: $225 million(2) (20% of Sales in Canada) Home City Ice Rev: $80 million(3) Reddy Ice Rev: $358 million(1) Map not duped into 10225643—no changes made—Greg Miller Liaison 3/1/07 3-D Map is done in Illustrator CS, (following MapInfo-plotted points): “Highlighted Map AI 8435790” “Highlighted Map EMF 8435790” (exported EMF from above AI file) inserted at 67%. NOTE (as of 5/2006): Manual changes to map have been made via Illustrator, BYPASSING orig. Source MapInfo Map: K:\MapInfo\ Group Maps\AcqFin\ Reddy Ice_8435790_NY\ Reddy Ice_8435790_NY.WOR Window: Reddy Ice 3-D Map (no longer current) Original File with notes on conversion process: iManage Illustrator final: '3-D Map AI 6820911' (file # 6820953) 82,000 customer locations in 31 states and the District of Columbia. Corporate Headquarters Manufacturing Facility Refrigerated Warehouse Bottled Water Plant Distribution Center (1) Pro forma 3/31/07. (2) Estimated pro forma LTM 12/31/06 using company data in public filings. (3) Data from CapitalIQ.

Favorable Industry Dynamics Packaged ice is a $1.8 billion industry in the US(1) Approximately $900 million produced by 3rd party manufacturers with the rest produced in-house Reddy Ice and two other regional players control approximately two thirds of 3rd party manufacturing The remaining 3rd party manufacturing is made up of several hundred small players with revenues varying from $0.1 million to $10.0 million Industry continues to consolidate, driven primarily by regional leaders Stable product demand with minimal economic sensitivity Industry volume growth in line with population growth Population growth in the southern United States is outpacing the rest of the US Point of purchase shift away from mom and pop retailers to national chains (1) Derived from information supplied by the International Packaged Ice Association.

Favorable Industry Dynamics (cont.) Ice is not brand dependent at the consumer level Only one packaged ice option per retail location Small ticket convenience purchase Ice is one of the highest in-store gross margin products Satisfying retailer demands is critical Manufacturing capacity must ensure reliable supply, particularly during peak demand Strong distribution network ensures on-time delivery Direct store delivery product with excellent inventory turns

Strong Financial Performance Since IPO Consistent revenue and EBITDA growth LTM 3/31/07 revenue and pro forma adjusted EBITDA up 19.2% and 14.3%, respectively from LTM 6/30/05 Maintain low payout ratio and increase dividend Dividend increased from $1.53 to $1.60 to $1.68 Continue to delever Total HoldCo Debt/pro forma adjusted EBITDA is 4.1x, compared to 4.8x at IPO Pursue “ tuck-in” acquisitions Completed 17 “tuck-in” acquisitions for $25.1 million, with several more in the pipeline Execute 10 lb. bags conversion strategy with success Goal at IPO

Investment Highlights Industry Leader High Barriers to Entry Industry Consolidator Industry Consolidator High Quality, Long-Term Customers Attractive Organic Growth Opportunities Consistent and Growing Free Cash Flow

Industry Leader Unrivaled presence, scale and size in our markets Competitors generally lack size and scale to effectively service regional and national chains If Wal-Mart were to replace us, we estimate it would need approximately 75 suppliers to fulfill the service that we currently provide Competitors often lack capacity to meet peak demand for local customers Majority of competitors have less than $1 million of revenue Reddy Ice is typically the sole-source supplier of ice, which optimizes purchasing and the supply chain for the retailer Ability to serve broad geographic market provides a substantial point of differentiation Manufacturing capacity and strong distribution network ensure reliable supply and on-time delivery

Attractive Organic Growth Opportunities Consolidating Retail Vendor Base Food retailers continue to consolidate vendors to reduce costs Well positioned to grow with large national and regional customers as they consolidate the retail channel Uniquely positioned to serve 100% of the needs of national and multi-regional retailers Expanding Markets We maintain a leading market presence in many of the fastest growing metropolitan areas, mostly in the “Sun Belt” Population growth in these key markets outpaces the rest of the US Growth from Existing Customers Continued growth of national chains drives our core market growth Wal-Mart opened over 150 new stores in our regions in 2005 and approximately 130 in 2006 Wal-Mart expects to open additional stores in our regions in 2007 New Product Introductions Through our control of the distribution channel, we are able to introduce new bag sizes at various price points Enhances our product mix and increases our sales and operating margins

Solid Demand and Pricing Environment Between 2000 and 2006, volume sold to the regional and national chain customers increased at approximately a 4% CAGR As a % of total packaged ice volume sold, the portion attributed to these customers increased from 54% in 2002 to 58% in 2006 During the same timeframe, the wholesale price per bag to our regional and national chain customers increased at approximately a 3% CAGR Pricing for the overall business in 2007 is projected to increase at a rate consistent with historical levels Conversion from 7 lb. bags to 10 lb. bags will continue to drive volume increases Regional and National Chain Customers (1) Excludes California operations. (2) Excludes acquisitions made in 2003, 2004, 2005 and 2006. 933 905 824 800 796 761 736 0 200 400 600 800 1,000 1,200 1,400 2000 2001 2002 2003 2004 2005 2006 Tons 0 25 50 75 100% % Tons Sold in 10lb. Bags Volume 10lb. Bag Volume (2) (2) (2) (1) (1) (2)

High Barriers to Entry Approximately $300 million in PP&E at cost, over an estimated $400 million replacement value Multi-million start up costs to serve major markets including: Ice Plant and Equipment Trucks Corporate and Regional Infrastructure Limited overlap with two regional players Installed base of approx. 79,000 merchandisers (cold storage units installed at customer locations) Installed base of approx. 3,000 Ice Factories Need to serve year-round Small competitors cannot meet peak needs Not economical to transport beyond 100 miles Reddy Ice’s long-term relationships with regional and national retailers, combined with its manufacturing and distribution infrastructure are key barriers to entry.

High Quality, Long-Term Customer Relationships...

 12 pt font size was approved by Beverly Robinson on 3/3/05. 11pt font size “approved” by Justin Kawashima on 03/06/05 Wal Mart/Sam’s Club Mass Merch 10 + Albertsons Stores Supermarket 10 + Bashas Supermarket 10 + Bi-Lo/Brunos Supermarket 10 + Food Lion/Kash n Karry Supermarket 10 + H E B Supermarket 9 + Ingles Supermarket 10 + Kroger Supermarket 10 + Publix Supermarket 10 + Safeway Supermarket 10 + Winn Dixie Supermarket 10 + 7-Eleven Conv Store 10 + Circle K Corp. Conv Store 10 + Exxon Mobil Conv Store 10 + Mapco Express Conv Store 10 + Racetrac Conv Store 10 + The Pantry Conv Store 10 + Valero Conv Store 10 + CVS Pharmacy 10 + Walgreens Pharmacy 10 + In 2006, our largest customer accounted for approximately 11% of sales. Top 20 Ice Customers National footprint and large customer base provide for significant market share, enabling us to outperform competitors We are generally the sole supplier to all these customers in our markets Length of Chain Type Relationship ...Provide for Diversified and Growing Revenues

Industry Consolidator The packaged ice industry is highly fragmented Over the last 42 months, we have completed 29 “tuck-in” acquisitions and 1 platform acquisition of Ice companies Total “tuck-in” acquisitions purchase price of $44 million Purchase price range of $0.1 million to $7.5 million per “tuck-in” acquisition “Tuck-in” acquisitions completed in 12 different states and integrated immediately We will continue to pursue selective strategic Ice “add-on” acquisitions Ability to pursue “tuck-in” acquisitions at low multiples and seamlessly integrate acquisitions

Steve Janusek Chief Financial Officer

Financial Goals Focus on total return through dividend as well as share price appreciation driven by delevering and dividend growth Pursue strategic add-on acquisitions that are accretive to cash flow Drive free cash flow growth Maintain margins Moderate CapEx Low working capital requirement Maintain consistent high dividend payout ratio Maintain appropriate leverage

Adjusted EBITDA Revenue Historical Operating Performance CAGR = 8.5% CAGR = 11.8% Our market leading platform and disciplined operating strategy have allowed us to grow EBITDA substantially faster than revenue. Ice Non-Ice ICE CAGR = 9.8% (1) Pro forma for the sale of California manufacturing operations. The Company continues to receive revenues from licensing of Ice Factories in California. (2) Reference Form 8-K dated February 22, 2007 for reconciliation of Adjusted EBITDA to Net Income. (1) ($ in millions) ICE CAGR = 13.4% (1) (2) (2) $2.5 $4.8 $3.1 $5.0 $5.3 $3.6 $86.2 $80.8 $54.1 $73.0 $56.9 $46.0 $88.7 $50.8 $57.2 $61.9 $78.2 $84.4 0 20 40 60 80 $100 2001 2002 2003 2004 2005 2006 $12.6 $17.4 $18.6 $19.0 $21.2 $15.0 $333.4 $209.1 $216.7 $219.6 $268.3 $304.8 $346.0 $230.3 $235.7 $238.2 $285.7 $319.8 0 70 140 210 280 350 $420 2001 2002 2003 2004 2005 2006

Year-Over-Year Comparison

Reddy Ice

($ in millions)

	FYE 2004	FYE 2005	FYE 2006
Revenue	$285.7	$319.8	$346.0
Pro Forma Adjusted EBITDA	$80.2[(1)]	$84.8[(2)(3)]	$89.3[(3)(4)]
Less:			
Pro Forma Cash Interest Expense	$14.7	$14.7	$15.5
Cash Income Taxes	0.3	(0.1)	0.9
Net Cash Capital Expenditures[(5)]	13.3	17.2	16.6
Pro Forma Principal Repayments of Indebtedness	0.6	0.5	0.2
Pro Forma Public Company Expenses	0.8	0.5	—
Estimated Pro Forma Cash Available to Pay Dividends	$50.5	$52.0	$56.1
Available Cash Per Share	$2.33	$2.41	$2.57
Pro Forma Dividend Per Share	1.53[(6)]	1.53[(6)]	1.60[(7)]
Pro Forma Dividend	33.1	33.1	34.9
Implied Payout Ratio	66%	64%	62%
Total HoldCo Debt/PF Adjusted EBITDA	4.3x	4.2x	4.1x
Total Net HoldCo Debt/PF Adjusted EBITDA	4.0x	3.8x	3.6x

Sizeable NOLs shield the company from cash taxes in the near term

(1) Excludes 17 acquisitions since the IPO.
(2) Excludes acquisitions made in 2006 and thus far in 2007 that would contribute $4.3 million to pro forma Adjusted EBITDA.
(3) Reference Form 8-K dated February 22, 2007 for reconciliation of pro forma Adjusted EBITDA to Net Income.
(4) Excludes acquisitions made thus far in 2007 that would contribute $2.0 million to pro forma Adjusted EBITDA.
(5) Excludes purchase of leased assets.
(6) Annual dividend initially declared August 2005.
(7) On April 27, 2006, Reddy Ice Board of Directors increased the annual dividend from $1.53 to $1.60 per share.

20

1Q 1Q 1st Quarter Results (1) Reference Form 8-K dated April 25, 2007 for reconciliation of pro forma Adjusted EBITDA to Net Loss. 2006 2007 Revenue $44.8 $47.0 Pro Forma Adjusted EBITDA $0.3 (1) ($0.7)(1) Net Loss ($8.2) ($10.2) Available Cash ($6.9) ($9.2) Revenue up approximately 8% due to acquisitions, sizing and pricing initiatives Additional fixed costs related to acquisitions and seasonality of business Decreased performance in Non-Ice segment – decline of $0.7 million in Adjusted EBITDA (primarily cold storage operations) ($ in millions)

 FYE FYE 2006–2007 Summary of Guidance (1) Middle of range for Summary of Guidance per Company press release dated February 22, 2007. (2) Excludes acquisitions made thus far in 2007 that would contribute $2.0 million to pro forma Adjusted EBITDA. (3) Reference Form 8-K dated February 22, 2007 and April 25, 2007 for reconciliation of pro forma Adjusted EBITDA to Net Income. (4) On April 27, 2006, Reddy Ice Board of Directors increased the annual dividend from $1.53 to $1.60 per share and on April 25, 2007 increased the annual dividend from $1.60 to $1.68 per share. 2006 2007(1) Revenue $346.0 $365.0 Pro Forma Adjusted EBITDA $89.3 (2)(3) $97.5(3) Less: Pro Forma Cash Interest Expense $15.5 $15.9 Cash Income Taxes 0.9 0.8 Net Cash Capital Expenditures 16.6 17.5 Pro Forma Principal Repayments of Indebtedness 0.2 0.1 Estimated Pro Forma Cash Available to Pay Dividends $56.1 $63.2 Available Cash Per Share $2.57 $2.87 Pro Forma Dividend Per Share 1.60 (4) 1.68 (4) Pro Forma Dividend 34.9 36.9 Implied Payout Ratio 62% 58 % Sizeable NOLs shield the company from cash taxes in the near term ($ in millions)

Controllable Cost Structure FYE Revenue 100% 100% 100% COGS Labor (including benefits)(1) 25 24 23 Bag Expense 6 7 7 Electricity 6 5 6 Drayage 5 6 6 Fuel Costs 3 3 4 Other 15 16 15 Total 60% 61% 61% SG&A Labor (including benefits)(1) 7% 7% 8% Other(2) 6 6 5 Total 13% 13% 13% Adjusted EBITDA 27% 26% 26% (1) Excludes non-cash stock compensation. (2) Excludes costs associated with secondary offering in May 2006. 2004 2005 2006

Capitalization ($ in millions) (1) As of April 25, 2007. (2) Based on 3/31/07 pro forma Adjusted EBITDA of $90.3 million, net capital expenditures of $17.6 million and pro forma cash interest of $16.1 million. 4.0 Total Net HoldCo Debt/PF Adjusted EBITDA(2) 4.5 (PF Adj. EBITDA - CapEx)/Cash Interest Expense(2) 4.1 x Total HoldCo Debt/PF Adjusted EBITDA(2) $1,012.8 Total Capitalization 638.4 Market Capitalization(1) $374.4 Total HoldCo Debt 128.0 10–1/2% HoldCo Sr Discount Notes due 2012 $246.4 Total Senior Debt 0.1 Other Debt 240.0 Term Loan $6.3 Revolver $10.0 Cash As of 3/31/07

Bill Brick Chief Executive Officer Investment Highlights

Investment Highlights Industry Leader High Barriers to Entry Industry Consolidator Industry Consolidator High Quality, Long-Term Customers Attractive Organic Growth Opportunities Consistent and Growing Free Cash Flow

The 11th Annual Burkenroad Reports Investment Conference April 27, 2007